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                                                                Exhibit 23.7


                       Consent of Independent Auditors
                       -------------------------------

The Board of Directors and Shareholders of
TeleWest plc:


We consent to the incorporation by reference in the registration statement (No. 33-63139) on Form S-3 of Tele-Communications, Inc. and TCI Communications, Inc. of our report, dated March 6, 1996, relating to the consolidated balance sheet of TeleWest plc and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and cash flows for each of the years in the three year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Tele-Communications, Inc. and to the reference to our firm under the heading "Experts" in the registration statement.



                                                 /s/ KPMG
                                                 ------------------------------
                                                 KPMG

London, England
September 9, 1996